EXHIBIT 23.6


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use of our report dated March 18, 2005, except for Note 2, paragraphs 6, 10, 12 and 13 of Note 3, Note 14, Note 15 and Note 16, as to which the date is October 10, 2005, on the financial statements of AVP Pro Beach Volleyball Tour, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2.


New York, New York
November 30, 2005